Exhibit 99.1

AVALANCHE BIOTECHNOLOGIES REPORTS FOURTH QUARTER AND FISCAL 2015 FINANCIAL RESULTS

MENLO PARK, CA, March 3, 2016 – Avalanche Biotechnologies, Inc. (Nasdaq: AAVL), a gene therapy company committed to discovering and developing novel medicines for patients suffering from chronic or debilitating disease, today reported financial results for the fourth quarter and year ended December 31, 2015.

“2015 was a year of reorientation for Avalanche following our Phase 2a trial results for AVA-101, our lead program for wet AMD. The team has been focusing on preclinical work designed to inform our decision on the best path forward in wet-AMD, enhancing and then applying our next-generation vector discovery platform to fuel an R&D pipeline, and continuing work under our collaboration with Regeneron. We were also looking for opportunities to leverage our expertise and resources by identifying additional assets to bring into the company,” said Paul B. Cleveland, president and chief executive officer of Avalanche. “On February 1 we announced a proposed combination with Annapurna Therapeutics, a gene therapy company with four product candidates in development, including a program for the potential treatment of alpha 1 antitrypsin deficiency which is expected to be in the clinic by the end of this year and a candidate for the potential treatment of hereditary angioedema which is expected to be in the clinic in 2017. We believe that this transaction will transform Avalanche into a leading gene therapy company with an extensive pipeline.”

Fourth Quarter and Fiscal 2015 Financial Results

•	Cash, cash equivalents and marketable securities as of December 31, 2015 were $259.1 million, compared to $159.4 million as of December 31, 2014.

•	Revenues, consisting of revenue from collaborative research, were $1.0 million for the quarter ended December 31, 2015, compared to $0.2 million for the quarter ended December 31, 2014. Full year 2015 collaboration revenue was $2.3 million compared to $0.6 million in 2014.

•	Research and development expenses were $7.2 million for both the quarters ended December 31, 2015 and December 31, 2014. Full year 2015 R&D expenses were $25.5 million compared to $17.0 million in 2014.

•	General and administrative expenses were $5.4 million for the quarter ended December 31, 2015, compared to $3.4 million for the quarter ended December 31, 2014. Full year 2015 G&A expenses were $22.1 million compared to $8 million in 2014.

•	Restructuring charges incurred in connection with our implementation of a restructuring plan in December 2015 were $2.6 million recorded in the quarter ended December 31, 2015, related to one-time termination severance payments and other employee-related benefits, including approximately $1 million of stock-based compensation expense related to the acceleration of restricted stock units in December 2015.

•	Net loss attributable to common stockholders was $14.1 million, or $0.55 per basic and diluted share, for the quarter ended December 31, 2015, compared to a net loss attributable to common stockholders of $10.4 million, or $0.46 per basic and diluted share, for the quarter ended December 31, 2014. Full year 2015 net loss attributable to common stockholders was $47.5 million, or $1.86 per basic and diluted share compared to a net loss attributable to common stockholders of $28.6 million, or $2.46 per basic and diluted share for the full year 2014.

About Avalanche Biotechnologies, Inc.

Avalanche is a gene therapy company committed to discovering and developing novel medicines that can offer potentially life-changing therapeutic benefit to patients suffering from chronic or debilitating disease. Avalanche is leveraging its next generation adeno-associated virus (AAV)-based directed evolution platform to generate product candidates designed to provide durable efficacy by inducing sustained expression of a therapeutic protein. With significant capabilities and expertise in vector optimization, process development and manufacturing, Avalanche seeks to discover and develop targets in ophthalmology and beyond.

Safe Harbor Statements

Additional Information about the Proposed Transaction with Annapurna and Where to Find It

This announcement does not constitute a solicitation of any vote or approval. In connection with the proposed transaction with Annapurna, Avalanche intends to file relevant materials with the Securities and Exchange Commission, or the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF AVALANCHE ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AVALANCHE, ANNAPURNA AND THE PROPOSED TRANSACTION AND ISSUANCE OF AVALANCHE COMMON STOCK. The proxy statement and other relevant materials (when they become available), and any other documents filed by Avalanche with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Avalanche by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the issuance of Avalanche common stock and other matters relating to the proposed transaction.

Participants in the Solicitation

Avalanche and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Avalanche in connection with the proposed transaction with Annapurna and common stock issuance. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Avalanche is also included in Avalanche’s Annual Report on Form 10-K for the year ended December 31, 2014 and the proxy statement for Avalanche’s 2015 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site at www.sec.gov and from Investor Relations at Avalanche at the address set forth above.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the therapeutic potential of, and development plans for, our product candidates; the structure, timing and completion of our proposed transaction with Annapurna; our expectations regarding the capitalization, resources and ownership structure of the combined company; our expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined company; the safety, efficacy and projected development timeline and commercial potential of any product candidates; the executive officer and board structure of the combined company; and the expectations regarding voting by Avalanche stockholders. Avalanche may not consummate the proposed transaction, or any plans or product development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with stockholder approval of the issuance of Avalanche common stock and the ability to consummate the proposed transaction, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned development programs and the ability to successfully develop any of our or Annapurna’s product candidates. Risks and uncertainties facing Avalanche are described more fully in Avalanche’s periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Avalanche undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Contacts

For Avalanche:

Lauren Glaser

(650) 656-9347

lauren@avalanchebiotech.com

AVALANCHE BIOTECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$259,080	$159,404
Receivable from collaborative partner	449	—
Prepaid expenses and other current assets	1,463	874

Total current assets	260,992	160,278
Property and equipment, net	3,187	1,085
Deposits and other long-term assets	140	543

Total assets	$264,319	$161,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,612	$4,658
Restructuring liabilities	1,013	—
Current portion of deferred rent	66	—
Current portion of deferred revenue	883	813

Total current liabilities	6,574	5,471
Deferred revenue, less current portion	4,706	6,646
Other liabilities	447	306

Total liabilities	11,727	12,423

Stockholders’ equity	252,592	149,483

Total liabilities and stockholders’ equity	$264,319	$161,906

AVALANCHE BIOTECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Collaboration and license revenue	$960	$203	$2,319	$572
Operating expenses:
Research and development	7,192	7,220	25,462	16,976
General and administrative	5,374	3,403	22,107	7,998
Restructuring charges	2,573	—	2,573	—

Total operating expenses	15,139	10,623	50,142	24,974

Operating loss	(14,179)	(10,420)	(47,823)	(24,402)
Other income (expense), net	85	12	370	(1,002)

Net loss	(14,094)	(10,408)	(47,453)	(25,404)
Deemed dividend	—	—	—	(3,230)

Net loss attributable to common stockholders	$(14,094)	$(10,408)	$(47,453)	$(28,634)

Net loss per share attributable to common stockholders, basic and diluted	$(0.55)	$(0.46)	$(1.86)	$(2.46)

Weighted-average common shares outstanding, basic and diluted	25,777	22,603	25,479	11,651